                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                   [ ] Confidential, for Use of the Commission Only (as permitted by
                                                      Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                          National Property Investors 5
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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(2)       Aggregate number of securities to which transaction applies:


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     pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


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(4)  Date Filed:


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



                          NATIONAL PROPERTY INVESTORS 5
                        A CALIFORNIA LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 206-0007


                               September 16, 2004


Dear Limited Partner:

         We write to request your consent to an amendment (the "Amendment") of the Partnership Agreement of National Property Investors 5, a California limited partnership (the "Partnership"), to extend the term of your Partnership from December 31, 2005 to December 31, 2024.

         The Partnership is currently a party to a first mortgage loan (the "Loan") with GMAC Commercial Mortgage Corporation, the lender ("Lender"), relating to one of your Partnership's multifamily apartment properties: Oakwood Village at Lake Nan Apartments, a 278-unit apartment complex located in Orlando, Florida (the "Oakwood Property"). This Loan was entered into in February 2000 and matures on March 1, 2021.

         In addition to the Oakwood Property, the Partnership controls the Willow Park on Lake Adelaide apartments, a 185-unit apartment complex located in Altamonte Springs, Florida (the "Willow Parks Property"). The Willow Park Property, together with the Oakwood Property, are hereinafter referred to as the "Properties". The Willow Park Property is also subject to a mortgage loan maturing on July 1, 2020.

         Your General Partner regularly evaluates whether the Partnership's property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets conditions, availability of favorable financing, tax considerations, and whether a sale would be in the best interests of the Partnership and the Limited Partners. Based on the locations of the various Properties, the conditions of the respective submarkets and prospects for long-term growth and appreciation, NPI Equity Investments, Inc., a Florida corporation, the general partner of your Partnership (the "General Partner"), does not presently intend to divest any of the Properties. However, the General Partner believes that it is in the best interest of the partnership to be able to sell the Properties in the short term if market conditions warrant. The short amortization schedule and resulting high monthly debt service payments associated with the Loan have made the Oakwood Property unattractive to purchasers at this time. The General Partner is currently working with the Lender to restructure the Loan to make the Oakwood Property more attractive to potential purchasers. The General Partner believes that the Partnership's ability to sell the Oakwood Property on favorable terms will be increased by changing the parameters of the Loan.

         The Loan, which matures on March 1, 2021, extends beyond the current term of the Partnership, which expires on December 31, 2005. The Loan requires that the Partnership and AIMCO Properties, L.P. ("AIMCO Properties"), an affiliate of your General Partner, use good faith, diligent efforts to extend the term of the Partnership to at least two years past the maturity date of the Loan, or March 1, 2023. The Lender has required the Partnership to obtain such extension by November 1, 2004.

         If the Amendment is not adopted and the term of the Partnership not extended by November 1, 2004, an event of default will occur under the Loan. Such default may result in the exercise of remedies by the Lender. The Partnership could lose the Oakwood Property as a result of the exercise of such remedies. In addition, if the Amendment is not adopted, the term of the Partnership will terminate on

December 31, 2005, the Partnership will dissolve and the General Partner will liquidate all of the Partnership's remaining assets, including the Properties to the extent not sold or lost as a result of an exercise of remedies by the lenders, as soon as reasonably practicable. In this case, the sales price for the Properties of the partnership may be less than if the General Partner had greater control over the timing of the sales, given current economic conditions and the local and sub-market conditions where such Properties are located.

         Further, if the properties are sold or lost through the exercise of remedies by the lenders, the Partnership will recognize taxable income from the disposition of the Properties equal to the difference between the amounts realized and the Partnership's basis in the Properties, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Properties in a "forced sale," the General Partner is of the opinion that its negotiating leverage will be greatly reduced, and the net proceeds, if any, to the Partnership and the Limited Partners would likely be lower than if the Properties were sold over time in an orderly manner.

         The General Partner cannot predict when the Partnership will be able to sell its Properties. In April 2003, the Partnership sold the Palisades Apartments for approximately $4,517,000.

         The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2005 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2005 if the Partnership were liquidated in 2005.

         The consent of Limited Partners who own more than 50% of all outstanding limited partnership units in the Partnership ("Units") is required to approve the Amendment. AIMCO Properties and its affiliates own 53,890, or 65.31%, of the outstanding Units. AIMCO Properties has indicated that it and its affiliates will vote as many Units as possible held by it and its affiliates in favor of the Amendment, but, as more fully described in the accompanying Consent Solicitation Statement, it must vote 37,149 Units owned by one of its affiliates in proportion to the votes of other Limited Partners. Accordingly, the consent of other Limited Partners not affiliated with AIMCO Properties owning 5,942, or approximately 7.20%, of the outstanding Units must vote in favor of the Amendment in order for the Amendment to be approved.

         The General Partner recommends that you consent to the Amendment by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.


         Please note that this solicitation will expire at midnight, New York City time, on October 6, 2004, unless extended. Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at one of its addresses set forth below.



                                        Very truly yours,

                                        NATIONAL PROPERTY INVESTORS 5

                                        By: NPI Equity Investments, Inc.
                                            General Partner

                            THE SOLICITATION AGENT IS

                             THE ALTMAN GROUP, INC.

        By Mail, Overnight Courier or Hand:

                                                            By Facsimile                For Information please call:

             1275 Valley Brook Avenue                      (201) 460-0050               TOLL FREE (800) 206-0007
            Lyndhurst, New Jersey 07071

                          NATIONAL PROPERTY INVESTORS 5
                        A CALIFORNIA LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 206-0007


                         CONSENT SOLICITATION STATEMENT


                               SEPTEMBER 16, 2004


         This Consent Solicitation Statement is being furnished to limited partners (the "Limited Partners") of record as of the close of business on August 19, 2004 (the "Record Date"), of National Property Investors 5, a California limited partnership (the "Partnership"), in connection with the solicitation of consents to an amendment (the "Amendment") of the Partnership's Agreement of National Property Investors 5 to extend the term of the Partnership from December 31, 2005 to December 31, 2024. YOUR PARTICIPATION IS IMPORTANT.


         This Consent Solicitation Statement is being solicited by NPI Equity Investments, Inc., a Florida corporation, the managing general partner of the Partnership (the "General Partner"), on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about September 16, 2004.


         The Partnership is currently a party to a first mortgage loan (the "Loan") with GMAC Commercial Mortgage Corporation, the lender ("Lender"), relating to one of your Partnership's multifamily apartment properties: Oakwood Village at Lake Nan Apartments, a 278-unit apartment complex located in Orlando, Florida (the "Oakwood Property"). This Loan was entered into in February 2000 and matures on March 1, 2021.

         In addition to the Oakwood Property, the Partnership controls the Willow Park on Lake Adelaide apartments, a 185-unit apartment complex located in Altamonte Springs, Florida (the "Willow Parks Property"). The Willow Park Property, together with the Oakwood Property, are hereinafter referred to as the "Properties". The Willow Park Property is also subject to a mortgage loan maturing on July 1, 2020.

         Your General Partner regularly evaluates whether the Partnership's property should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets conditions, availability of favorable financing, tax considerations, and whether a sale would be in the best interests of the Partnership and the Limited Partners. Based on the locations of the various Properties, the conditions of the respective submarkets and prospects for long-term growth and appreciation, the General Partner does not presently intend to divest any of the Properties. However, the General Partner believes that it is in the best interest of the partnership to be able to sell the Properties in the short term if market conditions warrant. The short amortization schedule and resulting high monthly debt service payments associated with the Loan have made the Oakwood Property unattractive to purchasers at this time. The General Partner is currently working with the Lender to restructure the Loan to make the Oakwood Property more attractive to potential purchasers. The General Partner believes that the Partnership's ability to sell the Oakwood Property on favorable terms will be increased by changing the parameters of the Loan.

         The Loan, which matures on March 1, 2021, extends beyond the current term of the Partnership, which expires on December 31, 2005. The Loan requires that the Partnership and AIMCO Properties, L.P.

("AIMCO Properties"), an affiliate of your General Partner, use good faith, diligent efforts to extend by November 1 2004, the term of the Partnership to at least two years past the maturity date of the Loan, or March 1, 2023.

         If the Amendment is not adopted and the term of the Partnership not extended by November 1, 2004, an event of default will occur under the Loan. Such default may result in the exercise of remedies by the Lender. The Partnership could lose the Oakwood Property as a result of the exercise of such remedies. In addition, if the Amendment is not adopted, the term of the Partnership will terminate on December 31, 2005, the Partnership will dissolve and the General Partner will liquidate all of the Partnership's remaining assets, including the Properties to the extent not sold or lost as a result of an exercise of remedies by the lenders, as soon as reasonably practicable. In this case, the sales price for the Properties of the partnership may be less than if the General Partner had greater control over the timing of the sales, given current economic conditions and the local and sub-market conditions where the Properties are located.

         Further, if the Properties of the Partnership are sold or lost through the exercise of remedies by the lenders, the Partnership will recognize taxable income from the disposition of the Properties equal to the difference between the amounts realized and the Partnership's basis in the Properties, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Properties in a "forced sale," the General Partner is of the opinion that its negotiating leverage will be greatly reduced, and the net proceeds, if any, to the Partnership and the Limited Partners would likely be lower than if the Properties were sold over time in an orderly manner.

         The General Partner cannot predict when the Partnership will be able to sell its Properties. In April 2003, the Partnership sold the Palisades Apartments for net proceeds of approximately $4,517,000.

         The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2005 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2005 if the Partnership were liquidated in 2005.

         The consent of Limited Partners who own more than 50% of all outstanding limited partnership units in the Partnership ("Units") is required to approve the Amendment. AIMCO Properties and its affiliates own 53,890, or 65.31%, of the outstanding Units. AIMCO Properties has indicated that it and its affiliates will vote as many Units as possible held by it and its affiliates in favor of the Amendment, but, as more fully described in "Record; Date, Consent Required", it must vote 37,149 Units owned by one of its affiliates in proportion to the votes of other Limited Partners. Accordingly, other Limited Partners not affiliated with AIMCO Properties owning 5,942, or approximately 7.20%, of the outstanding Units must vote in favor of the Amendment in order for the Amendment to be approved.

         The General Partner recommends that you consent to the Amendment by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENT.


         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 6, 2004, unless extended (THE "EXPIRATION DATE").

         SEE "RISK FACTORS" BELOW FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE AMENDMENT:

     o Although the Partnership's Agreement of Limited Partnership provides that the Partnership will terminate in the year 2005, if the Amendment is adopted, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2024, or if this termination date is extended, until such extended date. The General Partner cannot predict when any of the Properties will be sold or otherwise disposed of.

     o The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2005 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2005 if the Partnership were liquidated in 2005.

         Questions and requests for assistance may be directed to: THE ALTMAN GROUP, INC., at its address set forth below.

                                  RISK FACTORS

         There are risks associated with the approval and the rejection of the Amendment. In addition, the General Partner is an affiliate of AIMCO Properties, which, together with its affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:

RISKS IF THE AMENDMENT IS APPROVED

         CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF PROPERTIES. The General Partner proposes to continue to operate the Partnership and has no current intention to sell the Properties and liquidate the Partnership. Thus, the Amendment reduces the likelihood that a Limited Partner will receive the return of his or her investment in the Partnership through a sale of the Properties, particularly in the near term. It is not currently known when any Property may be sold. There may be no way to liquidate your investment in the Partnership in the future until all Properties are sold.

         Your General Partner regularly evaluates whether any of the Properties should be sold by considering various factors, such as the Partnership's financial position, prevailing conditions in real estate and capital markets conditions, availability of favorable financing, tax considerations, and whether a sale would be in the best interests of the Partnership and the Limited Partners. At the current time, the General Partner is of the opinion that the short amortization schedules and resulting high monthly debt service payments associated with the current loans make the Properties unattractive to purchasers.

         The General Partner cannot predict when any of the Partnership's Properties will be sold or otherwise disposed of. If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2024, or if the termination date is extended, until that extended date.

         AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partner manage the properties and receive management fees equal to 5% of gross receipts from the properties. The Partnership paid affiliates of your General Partner approximately $177,000 and $207,000 in management fees during the years ended December 31, 2003 and December 31, 2002, respectively. Affiliates of the General Partner received reimbursement of accountable administrative expenses amounting to approximately $216,000 and $361,000 during the years ended December 31, 2003 and

December 31, 2002, respectively. At December 31, 2003, the Partnership owed an affiliate of the General Partner $239,000 in accrued accountable administrative expenses.

         The General Partner is also entitled to receive a payment for non-accountable expenses up to a maximum of $100,000 per year. The General Partner did not receive any such reimbursement for the years ended December 31 2003 and December 31, 2002.

         Upon the sale of the Partnership's properties, the General Partner will be entitled to an incentive compensation fee equal to a declining percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by the General Partner, if any, will be dependent upon the year in which the property is sold. Payment of the incentive compensation fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in the Partnership at February 1, 1992. As of December 31, 2003, an incentive management fee of approximately $290,000 has been accrued related to the sale of the Village in 1998. The General Partner was not entitled to receive an Incentive Compensation Fee from the sale of Palisades Apartments.

         Your General Partner, on behalf of the Partnership and certain affiliated partnerships, has established a revolving credit facility (the "Partnership Revolver") to be used to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National Property Investors Partnership Series. At December 31, 2003, the Partnership has a balance of approximately $3,041,000 under this Partnership Revolver, which includes accrued interest of approximately $20,000. During the years ended December 31, 2003 and 2002, interest on the advances, at the rate of prime plus 2%, or 6.00% at December 31, 2003, was approximately $172,000 and $94,000, respectively.

         The Partnership insures the Properties up to certain limits through coverage provided by an affiliate of your General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures the Properties above those limits through insurance policies obtained by Apartment Investment and Management Company ("AIMCO") from insurers unaffiliated with the General Partner. Together with its subsidiaries, AIMCO Properties conducts substantially all of the operations of AIMCO, which is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. AIMCO Properties' general partner is a wholly-owned subsidiary of AIMCO. During the year ended December 31, 2003 and 2002, the Partnership paid affiliates of the General Partner approximately $43,000 and $102,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The extension of the Partnership's term will result in these fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2005. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of the Limited Partners who desire to have the Partnership dissolved and liquidated earlier. See "Security Ownership of Certain Beneficial Owners and Management."

         THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when any of the Properties will be sold or otherwise disposed of. If the Amendment is not approved, your Partnership will terminate on December 31, 2005; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2024, or if this termination date is further extended, until such extended date.

         YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. It is not known whether or when any of the Properties may ultimately be sold. Therefore, there may be no way to liquidate your investments in the Partnership in the future until the Properties are sold and your Partnership is liquidated. The General Partner is exploring the possibility of a sale of the Properties, and whether it is in the interest of the Partnership to divest these Properties in the near term. However, the General Partner believes that the short amortization schedules and resulting high monthly debt service payments associated with the current loans make the Properties unattractive to purchasers at this time.

         THE VALUE OF THE PROPERTIES MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. The Partnership will continue to bear the investment risk associated with the continued ownership of the Properties. The future success of the Partnership will depend upon many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Properties and the Partnership to decline.

         YOUR PREFERRED RETURNS ACCRUE AT A SIMPLE INTEREST RATE. Pursuant to the terms of the Partnership Agreement, each Limited Partner is entitled to certain cumulative preferred returns with respect to certain distributions. Those preferred returns are computed on a simple interest basis. Based on those computations, the General Partner is entitled, after the Limited Partners receive their preferred returns, to special distributions computed as a percentage of the gross sales price of properties sold and additional cash from sales or refinancing and working capital reserves available for distribution. To the extent that the Partnership's assets accrete value at a rate that exceeds the preferred returns, the value of the preferred returns available to the Limited Partners will be lower over time, relative to a return based on a compounded interest rate. Although your General Partner regularly evaluates whether the Properties should be sold, if the term of the Partnership is extended, the General Partner will not be required to sell the Properties until the end of the extended term.

         AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP. Decisions with respect to the day-to-day management of your Partnership are the responsibility of the General Partner. The General Partner is affiliated with AIMCO Properties, which may control actions of the General Partner. In addition, AIMCO Properties and its affiliates hold 53,890, or 65.31%, of the outstanding Units. One of AIMCO Properties' affiliates, with respect to 37,149, or 45.02%, of the outstanding Units, previously agreed to vote such Units (i) against any proposal to increase the fees and other compensation payable by the Partnership to the General Partner and any of its affiliates, and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other unitholders. Under the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and the sale of all or substantially all of the Partnership's assets. AIMCO Properties and its affiliates can significantly influence, and may have the ability to control under certain circumstances, some voting decisions with respect to the Partnership.

RISKS IF THE AMENDMENT IS NOT APPROVED

         THE PARTNERSHIP MAY LOSE THE PROPERTIES. If the Amendment is not adopted and the term of the Partnership not extended by November 1, 2004, an event of default will occur under the Loan and the Partnership could lose the Oakwood Property as a result of the exercise of remedies by the Lender.

Further, if the Oakwood Property is sold or lost through the exercise of remedies by the Lender, the Partnership will recognize taxable income from the disposition of the Oakwood Property equal to the difference between the proceeds, if any, and the Partnership's basis in the Oakwood Property, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Oakwood Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage will be greatly reduced, and the net proceeds to the Partnership and the Limited Partners would likely be lower than if the Oakwood Property were sold over time in an orderly manner.

         THE PARTNERSHIP WILL TERMINATE ON DECEMBER 31, 2005. If the Amendment is not adopted, the term of the Partnership will terminate on December 31, 2005, the Partnership will dissolve and the General Partner will liquidate all of the Partnership's remaining assets, including the Properties to the extent not sold or lost as a result of an exercise of remedies by the lenders, as soon as reasonably practicable. In this case, the sales price for the Properties may be less than if the General Partner had greater control over the timing of the sales, given current economic conditions and the local and sub-market conditions where the Property is located.

         YOU MAY RECOGNIZE GAIN IF THE PROPERTY IS SOLD OR THE LENDERS FORECLOSE ON THE PROPERTIES. Any sale, exchange or other disposition of the Properties by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between
(i) the amount realized for the Properties and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Properties. The amount realized for each Property would be the selling price for that Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. In addition, the Partnership may recognize cancellation of indebtedness ("COD") income to the extent it is unable to satisfy all other Partnership indebtedness that is not assumed by the purchaser of the Properties, or if the lenders foreclose on the Properties. Any taxable gain or loss and COD income will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below.

         DISTRIBUTIONS FROM YOUR PARTNERSHIP MAY NOT BE SUFFICIENT TO COVER CURRENT TAX LIABILITIES OF THE PARTNERS. As noted above, if the Oakwood Property is sold or lost through the exercise of remedies by the lenders, the Partnership will recognize taxable income from the disposition of the Oakwood Property equal to the difference between the proceeds, if any, and the Partnership's basis in the Oakwood Property, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Oakwood Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would be greatly reduced, and the net proceeds to the Partnership and the Limited Partners would likely be lower than if the Properties were sold over time in an orderly manner.

                               NO APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Amendment.

                        GENERAL PARTNER'S RECOMMENDATION

         The General Partner recommends that Limited Partners consent to the Amendment. The General Partner is of the opinion that the Amendment is in the best interests of the Partnership and its Limited Partners.

         In addition, the General Partner believes that the Amendment is in the best interest of the Limited Partners because a sale of the Properties now, and the liquidation of the Partnership's assets in 2005, will be taxable events to the Partnership, which will equal the difference between the proceeds, if any, and the Partnership's basis in the Properties, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. If the Partnership sells the Oakwood Property in a "forced sale," the General Partner is of the opinion that its negotiating leverage would be greatly reduced, and the net proceeds to the Partnership and the Limited Partners would likely be lower than if the Oakwood Property were sold over time in an orderly manner. The General Partner recommends that you consult with your tax and financial advisors as to the ultimate potential impact a sale of the Oakwood Property and a liquidation of the Partnership's assets will have on you.

         Conversely, if the Amendment is approved, the Properties will not be required to be sold and the Partnership will not expire until December 31, 2024. As economic conditions improve in the markets where the Partnership properties are located and rental revenues increase, the value of the properties are expected to increase. By approving the Amendment, the General Partner may be in a better position to maximize the value of the properties. In addition, the Amendment would not prohibit or unduly restrict the Partnership's ability to sell the Properties or other assets of the Partnership in the future prior to the expiration of the extended term of the Partnership.

                                  THE AMENDMENT

         The Amendment of Section 4 of the Partnership Agreement will read in its entirety as follows: "The Partnership commenced as of the 15th day of July, 1981, and shall continue until December 31, 2024, unless previously terminated in accordance with the provisions of this Partnership Agreement."

                              CONFLICTS OF INTEREST

         The General Partner is an affiliate of AIMCO Properties. AIMCO Properties and its affiliates, including the General Partner may have interests that conflict with the interests of the Limited Partners. You should consider these factors before consenting to the Amendment or the selection of counsel.

         Affiliates of the General Partner Will Continue to Receive Fees. Affiliates of the General Partner manage the Properties and receive management fees equal to 5% of gross receipts from the Properties. The Partnership paid affiliates of your General Partner approximately $177,000 and $207,000 in management fees during the years ended December 31, 2003 and December 31, 2002, respectively. Affiliates of the General Partner received reimbursement of accountable administrative expenses amounting to approximately $216,000 and $361,000 during the years ended December 31, 2003 and December 31, 2002, respectively. At December 31, 2003, the Partnership owed an affiliate of the General Partner $239,000 in accrued accountable administrative expenses.

         The General Partner is also entitled to receive a payment for non-accountable expenses up to a maximum of $100,000 per year. The General Partner did not receive any such reimbursement for the years ended December 31, 2003 and 2002.

         Upon the sale of the Properties, the General Partner will be entitled to an Incentive Compensation Fee equal to a declining percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by the General Partner, if any, will be dependent upon the year in which the property is sold. Payment of the incentive compensation fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992, and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to six percent (6%) per annum cumulative, non-compounded, on their appraised investment in the Partnership at February 1, 1992. As of December 31, 2003, an incentive management fee of approximately $290,000 has been accrued related to the sale of the Village in 1998. The General Partner was not entitled to receive an incentive compensation fee from the sale of Palisades Apartments.

         Your General Partner, on behalf of the Partnership and certain affiliated partnerships, has established a revolving credit facility (the "Partnership Revolver") to be used to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National Property Investors Partnership Series. At December 31, 2003, the Partnership has a balance of approximately $3,041,000 under this Partnership Revolver, which includes accrued interest of approximately $20,000. During the years ended December 31, 2003 and 2002, interest on the advances, at the rate of prime plus 2%, or 6.00% at December 31, 2003, was approximately $172,000 and $94,000, respectively.

         Beginning in 2001, the Partnership began insuring the Properties up to certain limits through coverage provided by an affiliate of your General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures the Properties above those limits through insurance policies obtained by AIMCO Properties from insurers unaffiliated with the General Partner. During the year ended December 31, 2002 and 2001, the Partnership paid affiliates of the General Partner approximately $43,000 and $102,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The extension of the Partnership's term will likely result in these fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2005. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of the Limited Partners who desire to have the Partnership dissolved and liquidated more quickly.

         AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties is affiliated with the General Partner. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership in the past with a view to making a profit. AIMCO Properties and its affiliates hold 53,890, or 65.31%, of the outstanding Units. If the Partnership is liquidated and dissolved pursuant to its original term, AIMCO Properties and its affiliates will not have future opportunities to make a profit on the purchase of Units.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the Uniform Limited Partnership Act of the State of California in July, 1981 for the purpose of investing in, acquiring, managing and ultimately selling income-producing real properties. The General Partner is a wholly-owned subsidiary of AIMCO. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2005. The

Partnership's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80327, and its telephone number is
(303) 757-8101.

         On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). Through the Insignia Merger, AIMCO also acquired 100% ownership interest in the entity that manages the residential properties owned by your Partnership. On October 31, 1998, IPT and AIMCO entered into an agreement and plan of merger, dated as of October 1, 1998, pursuant to which IPT merged with AIMCO on February 26, 1999. AIMCO then contributed IPT's interest in AIMCO IPLP, LP, (formerly known as Insignia Properties, L.P)., IPT's operating partnership, to AIMCO's wholly owned subsidiary, AIMCO/IPT, Inc. AIMCO also replaced IPT as the sole general partner of AIMCO IPLP, LP, (formerly known as Insignia Properties L.P). As a result, the General Partner is an indirect, wholly owned subsidiary of AIMCO/IPT and the property manager of your Partnership's properties is our indirect, wholly owned subsidiary.

         The Partnership does not have any employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. An affiliate of the General Partner has been providing such property management services.

                                 THE PROPERTIES

         The properties controlled by your Partnership are: Oakwood Village at Lake Nan Apartments, a 278-unit apartment complex located in Orlando, Florida and Willow Park on Lake Adelaide, a 185-unit apartment complex, located in Altamonte Springs, Florida.

         Set forth below is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation, and Federal tax basis for each of the properties as of December 31, 2003.

                                  Gross
                                 Carrying                                                           Federal
                                  Value           Accumulated       Depreciable                    Tax Basis
Properties                    (in thousands)     Depreciation          Life        Method        (in thousands)
----------                    --------------     ------------       -----------    ------        --------------
Willow Park                      $ 8,253             $6,825           5-30yrs        S/L             1,236
Oakwood Village                   10,984              9,449           5-30yrs        S/L             1,497
     Totals                      $19,237            $16,274                                          2,733


         The following table sets forth certain information relating to the loans encumbering the properties:

                                Principal
                                Balance at       Principal
                               December 31,        Stated                                         Due at
                                   2003            Interest           Period      Maturity        Maturity
Properties                    (in thousands)        Rate             Amortized      Date       (in thousands)
----------                    --------------     ------------       -----------   --------     --------------
Willow Park                       $ 3,627            8.02%              20yrs      1/1/20         $  --
Oakwood Village                   $ 6,522            7.18%              20yrs      3/1/21            --
     Totals                       $10,149                                                            --

         The following table sets forth the average rental rates and occupancy for 2003 and 2002 for the properties:

                                                     Average Annual
                                                      Rental Rates                          Average Annual
                                                       (per unit)                             Occupancy
                                                ------------------------               -----------------------
Properties                                      2003                2002               2003               2002
----------                                      ----                ----               ----               ----
Willow Park                                    $7,383              $7,526               94%               94%
Oakwood Village                                 7,669              $7,487               93%               93%

         The following table sets forth the real estate taxes and rates in 2002 for each property:

                                                         2003
                                                        Billing                                 2003
                                                    (in thousands)                              Rate
                                                    --------------                              ----
Willow Park                                               $94                                   1.89%
Oakwood Village                                           122                                   1.79%

         INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS. In general, your General Partner, together with the property manager, which is an affiliate of AIMCO Properties, regularly evaluates the Properties by considering various factors, such as the Partnership's financial position and real estate and capital markets conditions. The General Partner monitors their specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for the Properties (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold any of the Properties. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for the Properties could improve over time, making a sale of the Properties in a private transaction at some point in the future a more viable option than it is currently. The General Partner is of the opinion that a sale of the Properties at the present time would not adequately reflect the future prospects of the Properties. Another significant factor considered by your General Partner is the likely tax consequences of a sale of any of the Properties.

         ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences. No ruling from the Internal Revenue Service ("IRS") will be requested with respect to the U.S. Federal income tax consequences of the liquidation and dissolution of the Partnership, and, as such, there can be no assurance that the IRS will agree with the summary set forth herein.

         There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment extending the term of the Partnership Agreement. However, failure to extend the term of the Partnership will be an event of default. If the Partnership is required to sell the Oakwood Property, or the Lender forecloses on the Oakwood Property, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.

         TAX CONSEQUENCES OF SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the Properties or a foreclosure by the lenders in the 2004 tax year, each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

         Any sale, exchange or other disposition of any of the Properties by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for such Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in such Property. In the case of a foreclosure the amount realized would generally include the full amount of the debt to which such Property is subject. The amount realized for each Property would be the proceeds, if any, received for such Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities subject to which the purchaser takes the Property. In addition, the Partnership may recognize cancellation of indebtedness ("COD") income to the extent it is unable to satisfy all other Partnership indebtedness that is not assumed by the purchaser of such Property, or possibly if the lenders foreclose on such Property. Any taxable gain or loss and COD income will pass through to the partners of the Partnership.

         Any gain or loss recognized as a result of the transfer of a Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a Property being sold consists of depreciable personal property under Internal Revenue Code of 1986, as amended (the "Code") Section 1245 to the extent that the Partnership were considered a dealer with respect to the Property or possibly in certain other circumstances, gain on a sale of such Property may be treated as ordinary income. Some portion of any gain recognized on a Property may be considered "unrecaptured section 1250 gain" (generally, prior depreciation deductions with respect to real property) that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of ordinary income and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum federal capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is generally 15%) depending upon your individual tax circumstances. Any loss from a disposition of such Property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any COD income would generally be taxable as ordinary income (subject to certain possible elections and exclusions) Ordinary income is generally taxed at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2004. In addition, the partners may also be subject to state and local taxes.

         The proceeds available for distribution to the partners of the Partnership in the event of a sale of any Property or a foreclosure by the lenders may be less than any tax liabilities resulting from such sale or foreclosure. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities.

         If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the sale of any of the Properties or a foreclosure by the lenders.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF, A SALE OF THE PARTNERSHIP'S ASSETS, OR A FORECLOSURE ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH SUCH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the Units of the Partnership. Neither the General Partner nor any director or officer of the General Partner owns any Units.

ENTITY                                                     NUMBER OF UNITS               PERCENT OF TOTAL
------                                                     ---------------               ----------------
AIMCO IPLP, LP (an affiliate of AIMCO)                           37,149                        45.02%
AIMCO Properties, LP (an affiliate of AIMCO)                     16,741                        20.29%


         AIMCO IPLP, LP is indirectly ultimately owned by AIMCO. The principal executive offices of AIMCO IPLP, LP, AIMCO Properties and AIMCO are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

                         RECORD DATE; CONSENTS REQUIRED

         The Partnership has fixed August 19, 2004 as the Record Date for determining Limited Partners entitled to notice of and to consent to the Amendment. Only Limited Partners of record on the Record Date may execute and deliver a Consent Form.

         Approval of the Amendment requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 82,513 Units issued and outstanding. AIMCO Properties and its affiliates currently own 53,890, or approximately 65.31%, of the outstanding Units. With respect to 37,149, or 45.02%, of the outstanding Units, one of AIMCO

Properties' affiliates previously agreed to vote such Units (i) against any proposal to increase the fees and other compensation payable by the Partnership to the General Partner and any of its affiliates, and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other Limited Partners, and such affiliate will vote those Units accordingly. AIMCO Properties and its affiliates have notified the General Partner that, with respect to 30,448 Units, or 36.9%, of the outstanding Units, consisting of Units not subject to such restriction plus a corresponding proportion of the restricted limited partnership units, they will consent in writing to the Amendment. Abstentions will not be counted as consents in favor of the Amendment. Therefore, the written consent of other owners not affiliated with AIMCO Properties of 5,942 Units, or approximately 7.20%, of the total outstanding Units, is required for approval of the Amendment. The Amendment will become effective on the Expiration Date, provided the requisite consents from Limited Partners have been received.

                            SOLICITATION OF CONSENTS

         Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by the Solicitation Agent, or by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be approximately $5,000 and will be borne by the Partnership.

                               CONSENT PROCEDURES

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NONE OF THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAIN" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the Units. All Consent Forms received by the Partnership or the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to midnight, New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects of irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

                           REVOCATION OF INSTRUCTIONS

         Any Limited Partner who has delivered a Consent Form may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                          NATIONAL PROPERTY INVESTORS 5

                        By: NPI EQUITY INVESTMENTS, INC.
                                 General Partner

                            THE SOLICITATION AGENT IS

                             THE ALTMAN GROUP, INC.

        By Mail, Overnight Courier or Hand:
                                                         By Facsimile                     For Information please call:

             1275 Valley Brook Avenue                   (201) 460-0050                    TOLL FREE (800) 206-0007
            Lyndhurst, New Jersey 07071

                                                                        APPENDIX


                                PRELIMINARY COPY
                          NATIONAL PROPERTY INVESTORS 5

                           CONSENT OF LIMITED PARTNER

         The undersigned, a limited partner of NATIONAL PROPERTY INVESTORS 5 (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

                 [ ] Consents [ ] Withholds Consent [ ] Abstains

with respect to an amendment (the "Amendment") of Section 4 of the Partnership's Agreement of Limited Partnership to read in its entirety as follows:

         "The Partnership commenced as of the 15th day of July, 1981 and shall continue until December 31, 2024, unless previously terminated in accordance with the provisions of this Partnership Agreement."

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT.


The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated September 16, 2004. THIS CONSENT IS SOLICITED ON BEHALF OF NATIONAL PROPERTY INVESTORS 5, BY NPI EQUITY INVESTMENTS, INC., THE GENERAL PARTNER. A fully completed, signed and dated copy of this Consent Form should be sent to the, by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time on October 6, 2004, unless extended by the Partnership.



Dated:  ____________, 2004


By:
   ---------------------------------------------------------


------------------------------------------------------------
Please Print Name

If held jointly:

By:
   ---------------------------------------------------------


------------------------------------------------------------
Please Print Name

Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

                            THE SOLICITATION AGENT IS

                             THE ALTMAN GROUP, INC.

        By Mail, Overnight Courier or Hand:
                                                         By Facsimile                     For Information please call:

             1275 Valley Brook Avenue                   (201) 460-0050                    TOLL FREE (800) 206-0007
            Lyndhurst, New Jersey 07071